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[LOGO](R)MCGLADREY & PULLEN, LLP
         CERTIFIED PUBLIC ACCOUNTANTS





                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Modern Woodmen of America on Form N-4 of our report on Modern Woodmen of America, as of December 31, 1999 and for the years ended December 31, 1999 and 1998, dated February 17, 2000. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.



                                             /s/ McGladrey & Pullen, LLP


Davenport, Iowa
January 30, 2002